Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of COtwo Advisors Physical European Carbon Allowance Trust (the “Trust” or the “Registrant”) on Form 10-Q for the period ending August 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald Gutstein, Principal Executive Officer of COtwo Advisors LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ Ronald Gutstein
Ronald Gutstein**
Principal Executive Officer
Date: October 15, 2025

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The Registrant is a trust and Mr. Gutstein is signing in his capacity as Principal Executive Officer of Cotwo Advisors LLC, the Sponsor of the Registrant.